                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 2, 2006

                              --------------------

                          HENRY BROS. ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    05-64211                22-3690168
(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)             file number)           Identification No.)


                               280 Midland Avenue
                         Saddle Brook, New Jersey 07663
                    (Address of principal executive offices)


                                 (201) 794-6500
              (Registrant's telephone number, including area code)






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Item 2.01  Completion of Acquisition or Disposition of Assets.

     On October 2, 2006 (the "Closing"), Henry Bros. Electronics, Inc., a Virginia corporation ("Buyer"), Henry Bros. Electronics, Inc., a Delaware corporation ("Parent"), CIS Security Systems Corporation (the "CIS") and James
R. Williams, Jr. ("Seller"), entered into a stock purchase agreement (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, Buyer, a wholly owned subsidiary of Parent, purchased all of the issued and outstanding stock of CIS from the Seller. The aggregate purchase price of all of the issued and outstanding common stock was paid to Seller as follows:

     o    $850,000 in cash at Closing;

     o Parent will issue 20,000 shares of its common stock to Seller within 15 days of the Closing;

     o Each of March 31, June 30, September 30 and December 31 in each of the five calendar years, 2007, 2008, 2009, 2010 and 2011 shall be deemed a "Cash Determination Date." On each Cash Determination Date where an average quarterly revenue goal ("Revenue Goal") of $900,000 has been achieved, Buyer will pay to Seller the amount of $12,500, plus the total, if any, of prior cash payments that had not been paid to Seller, due to failure to achieve the Revenue Goal on a prior Cash Determination Date;

     o Each of March 31, June 30, September 30 and December 31 in each of the four calendar years, 2007, 2008, 2009 and 2010 shall be deemed a "Share Determination Date." On each Share Determination Date where the Revenue Goal has been achieved, Parent will issue to Seller five thousand (5,000) shares of its common stock, plus the total, if any, of prior share issuances that had not been made to Seller, due to failure to achieve the Revenue Goal on a prior Share Determination Date;

     o Any cash payments not made pursuant to the terms of the Stock Purchase Agreement at the final Cash Determination Date, or shares of common stock of Parent not issued pursuant to the terms of the Stock Purchase Agreement at the Share Determination Date shall be forfeited by Seller;

     o As soon after the Closing as may be practicable, Buyer shall transfer to Seller an automobile owned by CIS in exchange for Seller's payment to Buyer for a nominal fee, as well as Seller's assumption of all taxes, transfer fees and future registration and insurance costs; and

     o As soon after the Closing as may be practicable, Buyer shall, or shall cause CIS to, repay CIS's existing indebtedness, in accordance with the terms of the Stock Purchase Agreement.

     On October 2, 2006 (the "Closing"), Henry Bros. Electronics, Inc., a New Jersey corporation ("Purchaser"), Southwest Securityscan, Inc. ("Southwest") and David J. Mabey ("Mabey") entered into an asset purchase agreement (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, Purchaser, a wholly owned subsidiary of Henry Bros. Electronics, Inc, a Delaware corporation, purchased certain assets (the "Acquired Assets") from Mabey relating to Southwest. The total consideration paid by Purchaser for the Acquired Assets was $100,000, which, as specified under the terms of the Asset Purchase Agreement, consisted of payoffs of Southwest's indebtedness under four credit facilities, as well as cash paid to Southwest at Closing equal to the amount by which the aggregate total of the payoffs was less than $100,000, offset by a deduction for the amount of billed but unearned amounts (the "Deferred Revenue") of Southwest.

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Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

     (d) Exhibits

     2.1 Stock Purchase Agreement by and among Henry Bros. Electronics, Inc., a Virginia corporation, Henry Bros. Electronics, Inc., a Delaware corporation, CIS Security Systems Corporation and James R. Williams, Jr. dated October 3, 2006.(1)

     2.2 Asset Purchase Agreement by and among Henry Bros. Electronics, Inc., a New Jersey corporation, Southwest Securityscan, Inc. and David J. Mabey dated October 3, 2006.(1)

     99.1 Press Release of Henry Bros. Electronics, Inc. dated as of October 3, 2006.

     99.2 Press Release of Henry Bros. Electronics, Inc. dated as of October 3, 2006.

----------

(1) All schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-K. Registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2006

                                           HENRY BROS. ELECTRONICS, INC.


                                           By: /s/ John Hopkins
                                               --------------------------------
                                               John Hopkins
                                               Chief Financial Officer

                                  EXHIBIT INDEX

  Exhibit
   Number                                                   Description
------------  ------------------------------------------------------------------

    2.1 Stock Purchase Agreement by and among Henry Bros. Electronics, Inc., a Virginia corporation, Henry Bros. Electronics, Inc., a Delaware corporation, CIS Security Systems Corporation and James R. Williams, Jr. dated October 2, 2006.(1)

    2.2 Asset Purchase Agreement by and among Henry Bros. Electronics, Inc., a New Jersey corporation, Southwest Securityscan, Inc. and David J. Mabey dated October 2, 2006.(1)

   99.1 Press Release of Henry Bros. Electronics, Inc. dated as of October 3, 2006.

   99.2 Press Release of Henry Bros. Electronics, Inc. dated as of October 3, 2006.

----------

(1) All schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-K. Registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.



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